                                  SCHEDULE 14A
                                  (RULE 14-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14 OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant  o
Check the appropriate box:
o     Preliminary Proxy Statement
o Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)   Definitive Proxy Statement
o     Definitive Additional Materials
o     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 INNERDYNE, INC.
                (Name of Registrant as Specified In Its Charter)

                                ----------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)   No fee required.
o Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

                                 INNERDYNE, INC.

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1998

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InnerDyne, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 22, 1998 at 9:00 a.m., local time, at the Company's principal executive offices at 1244 Reamwood Avenue, Sunnyvale, California 94089 for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are elected.

        2. To authorize an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 2,000,000 shares.

        3. To authorize an amendment to the Company's 1991 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares to an aggregate of 550,000 shares.

        4. To ratify the appointment of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending December 31, 1998.

        5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 6, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                       Very truly yours,



                                       /s/  CRAIG W. JOHNSON
                                       ---------------------------------------
                                       Craig W. Johnson
                                       Secretary

Sunnyvale, California
April 17, 1998

                                    IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY COULD HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                                 INNERDYNE, INC.

                                   -----------

                                 PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of InnerDyne, Inc. (the "Company" or "InnerDyne") for use at the Annual Meeting of Stockholders to be held Friday, May 22, 1998 at 9:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 1244 Reamwood Avenue, Sunnyvale, California 94089. The Company's telephone number at its principal executive offices is (408) 745-6010.

        These proxy solicitation materials were mailed on or about April 17, 1998 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

        Stockholders of record of the Company's Common Stock at the close of business on April 6, 1998 are entitled to notice of, and to vote at, the Annual Meeting. At the April 6, 1998 record date, 21,760,477 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company (Attention: Robert A. Stern, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

        Holders of shares of Common Stock are entitled to one vote per share on all matters, except that all such holders are entitled to cumulate their votes in the election of directors.

        Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes unless the names of the candidates for which votes are being cumulated have been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the stockholder's intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for each of the four proposals being presented to stockholders at the meeting, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

        Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 18, 1998 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

NOMINEES

        A board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are currently directors of the Company.

        In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, until such director's successor has been elected and qualified or until such director resigns as a director of the Company. The names of the nominees, and certain information about them as of December 31, 1997, are set forth below:

                                                                       DIRECTOR
     NAME OF NOMINEE           AGE        PRINCIPAL OCCUPATION          SINCE
     ---------------           ---        --------------------          -----
William G. Mavity              48  President and Chief Executive         1993
                                   Officer of the Company
Edward W. Benecke(1)           55  President of Medical Contracts        1995
                                   Associates, a provider of
                                   consulting services to health
                                   care companies in the areas of
                                   marketing and distribution
Robert M. Curtis(2)(3)         52  President of VanMed, a medical        1993
                                   venture capital incubator
Eugene J. Fischer(1)           51  General Partner of Pathfinder         1989
                                   Venture Capital Funds, a group of
                                   venture capital funds
Guy P. Nohra(2)                37  Vice President of Burr, Egan,         1994
                                   Deleage & Co., a venture capital
                                   firm
Steven N. Weiss(2)(3)          51  General Partner of Montgomery         1987
                                   Medical Ventures II, L.P., a
                                   venture capital firm

-----------

(1)     Member of the Audit Committee.

(2)     Member of the Compensation Committee.

(3)     Member of the Stock Option Subcommittee of the Compensation Committee.

        Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There is no family relationship between any of the directors or executive officers of the Company.

        Mr. Mavity joined the Company as President, Chief Executive Officer and a director in October 1993, after having spent more than twenty years in various capacities with the 3M Company ("3M"), including more than ten years within a number of the operating units of 3M's health care business. From August 1992 until October 1993, Mr. Mavity served as Operations Director for 3M's Medical Device Division. From April 1989 until August 1992, Mr. Mavity served as General Manager of 3M's Sarns cardiovascular surgery business unit. From July 1988 until April 1989, Mr. Mavity served as Manufacturing Manager for the Sarns subsidiary. Mr. Mavity holds a B.E.A. degree from the University of Delaware.

        Mr. Benecke has served as a director of the Company since 1995. Mr. Benecke is the President of Medical Contracts Associates, an organization that provides consulting services to health care companies in the areas of marketing and distribution. Prior to forming the above entity in 1994, Mr. Benecke spent 25 years within various units of Johnson & Johnson, one of the world's leading suppliers of health care products. From 1987 to 1993, he was Vice President of Corporate National Accounts and headed an organization responsible for implementing and managing Johnson & Johnson's multi-company agreements and overall business relationships with the major multi-hospital systems and alliances in the United States. Mr. Benecke holds a B.S. degree in business administration from Southeast Missouri State University.

        Mr. Curtis has served as a director of the Company since 1995 and has also served periodically as a consultant to the Company on an "as-needed" basis since that time. Mr. Curtis is President of VanMed, a medical venture capital incubator, which identifies, reviews, arranges funding for and manages the early stage success of seed health care investment opportunities. From 1991 to 1996, he was Principal of Robert Curtis Associates, a business development and management consulting firm. From 1990 to 1991, Mr. Curtis served as President, Chief Executive Officer and Chairman of Urosystems, Inc., which was sold to Medtronic, Inc. From 1976 to 1990, he held a number of positions at Shiley, Inc., a manufacturer of medical devices, and its parent corporation, Pfizer, Inc., a diversified health care products company. He has served, at various times, as President, Chief Executive Officer and Chairman of the Board of Shiley, Inc. and as a Senior Vice President and a member of the Board of Directors of Pfizer Hospital Products Group, the medical device division of Pfizer, Inc. Mr. Curtis holds BS and MS degrees from the University of California, Berkeley.

        Mr. Fischer has served as a director of the Company since 1989. Since 1989, he has been a general partner of Pathfinder Venture Capital Funds, a group of venture capital funds. Since 1996, he has also been a managing member of the general partner of Capstone Ventures, a venture capital fund. From 1983 to 1988, he was a general partner of Technology Funding, Ltd., a venture capital management company, where he was responsible for investments in computer and software technology, medical systems and pharmaceuticals. Mr. Fischer holds B.S. and M.S. degrees from the University of Minnesota and the University of California, respectively. Mr. Fischer also serves as a director of a number of privately held companies.

        Mr. Nohra has served as a director of InnerDyne since 1994. He is a Vice President of Burr, Egan, Deleage & Co. where he has worked since 1989, and has been a general partner of certain funds affiliated with Burr, Egan, Deleage & Co. since 1992. Mr. Nohra is also a general partner of Alta California Partners, L.P. Prior to joining Burr, Egan, Deleage & Co., Mr. Nohra was Product Manager of Medical Products with Security Pacific Trading Corporation, where he managed the medical product line in Asia. He holds a B.A. from Stanford University and an M.B.A. from the University of Chicago Graduate School of Business. Mr. Nohra also serves as a director of Interpore International, an orthopedics company, Euphonix, Inc. and a number of privately held companies.

        Mr. Weiss has served as a director of the Company since 1987. Since 1987, he has been a general partner of Montgomery Medical Ventures II, L.P., a venture capital firm. Mr. Weiss has held a number of senior management positions in the medical device industry and holds B.S. and M.S. degrees from City College of New York and an M.B.A. from Fordham University. Mr. Weiss also serves as a director of KeraVision, Inc. and a number of privately held companies.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 1997. The Board of Directors has an Audit Committee and a Compensation Committee. The Compensation Committee has a Stock Option Subcommittee. There is no committee performing the functions of a nominating committee.

        The Audit Committee of the Board of Directors reviews the results and scope of the audit and other services provided by the Company's independent auditors, approves fee arrangements with auditors and reports the results of its review to the full Board of Directors and to management. This Committee, which consists of directors Fischer and Benecke, held one meeting during fiscal 1997.

        The Compensation Committee of the Board of Directors and its Stock Option Subcommittee, where appropriate, administer the Company's incentive compensation and benefit plans (including stock plans) for individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in conjunction with the Board of Directors, establish salaries, incentives and other forms of compensation for directors, officers and other employees. The Compensation Committee, which consists of directors Curtis, Nohra and Weiss, held two meetings during fiscal 1997. The Stock Option Subcommittee, which consists of directors Curtis and Weiss, held three meetings during fiscal 1997.

        No incumbent director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and of the committees, if any, upon which such director served during fiscal 1997.

COMPENSATION OF DIRECTORS

        Directors of the Company are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. In addition, nonemployee members of the Board of Directors receive a yearly fee of $6,000 (distributed quarterly and pro rated in the event that the director serves for only part of the quarter). The Board of Directors fee for Mr. Nohra is paid directly to Burr, Egan, Deleage & Co., the Board of Directors fee for Mr. Weiss is paid directly to Montgomery Medical Ventures II, L.P., and the Board of Directors fee for Mr. Fischer is paid directly to Pathfinder Ventures, Inc. An entity affiliated with Mr. Benecke provided $40,000 in consulting services to the Company in 1997. See "Certain Relationships and Related Transactions." Mr. Curtis has a consulting agreement with the Company which was inactive during 1996 and 1997 and has remained so to date in 1998. The Company did not pay any consulting fees to Mr. Curtis in 1997. See "Certain Relationships and Related Transactions."

        Each nonemployee director participates in the Company's 1991 Directors' Stock Option Plan, pursuant to which nonemployee directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in such plan. During the fiscal year ended December 31, 1997, options to purchase 10,000 shares of Common Stock at an exercise price of $2.6875 per share were granted under the Company's 1991 Directors' Stock Option Plan to each of Messrs. Benecke, Curtis, Fischer, Nohra and Weiss.

        Medical Contracts Associates ("MCA"), an entity of which Edward W. Benecke is President, has been retained by the Company to assist in the procurement and servicing of contracts with group purchasing organizations. Under the arrangement, the Company pays MCA $10,000 per quarter plus an additional amount for certain contracts entered into with the assistance of MCA. The Company paid MCA an aggregate of $40,000 in 1997. As of December 31, 1997, the Company owed no money to MCA. See "Certain Relationships and Related Transactions."

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

        Mr. Weiss has consented, without admitting or denying any wrongdoing, to the entry of an administrative cease and desist order issued by the Securities and Exchange Commission on July 1, 1997 in connection with allegations that he did not timely file certain reports required as a result of his indirect beneficial ownership in Montgomery Medical Ventures II, L.P., a California Limited Partnership ("MMV") under Section 16 of the Exchange Act. Mr. Weiss is a general partner of MMV. Mr. Weiss has informed the Company that he believes that the alleged untimely filings were inadvertent and resulted neither in any economic harm to any person nor economic gain to Mr. Weiss or MMV.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2:
                     AMENDMENT OF THE 1996 STOCK OPTION PLAN

        At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the Company's 1996 Stock Option Plan (the "1996 Option Plan") that would increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 2,000,000 shares.

GENERAL

        The 1996 Option Plan was adopted by the Board of Directors in March 1996 and was approved by the Company's stockholders in May 1996. A total of 1,000,000 shares of Common Stock are currently reserved for issuance under the 1996 Option Plan. On March 24, 1998, the Board of Directors amended the 1996 Option Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 1,000,000 shares of Common Stock to an aggregate of 2,000,000 shares. As of December 31, 1997, approximately 209,600 shares remained available for issuance pursuant to the 1996 Option Plan (not including the additional 1,000,000 shares reserved by the Board of Directors, for which stockholder approval is being requested). Accordingly, stockholders are being asked to approve an amendment to the 1996 Option Plan at the Annual Meeting.

        Options granted under the 1996 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The 1996 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Shares not purchased under an option prior to its expiration are made available for future option grants under the 1996 Option Plan.

        The actual benefits, if any, to the holders of stock options issued under the 1996 Option Plan are not determinable as all grants to be made under the 1996 Option Plan are discretionary and, prior to exercise, the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option. During the year ended December 31, 1997, (i) options to purchase 270,000 shares of Common Stock were issued pursuant to the 1996 Option Plan to the current executive officers as a group (four persons); (ii) no options to purchase shares of Common Stock were issued pursuant to the 1996 Option Plan to the current directors who are not executive officers, as a group (five persons), and (iii) options to purchase 302,000 shares of Common Stock were issued pursuant to the 1996 Option Plan to all other employees and consultants, including current officers who are not executive officers, as a group (48 persons). As of December 31, 1997, the price of the Company's Common Stock was $2.6875 per share.

PURPOSE

        The purposes of the 1996 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

        The 1996 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors (the "Administrator"). At the present time, the 1996 Option Plan is being administered by the Board of Directors and the Stock Option Subcommittee of the Compensation Committee of the Board of Directors. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1996 Option Plan. All questions of interpretation of the 1996 Option Plan are determined by the Administrator and its decisions are final and binding upon all participants.

ELIGIBILITY

        The 1996 Option Plan provides that either incentive stock options or nonstatutory stock options may be granted to employees (including officers and directors who are also employees) of the Company or any subsidiary. In addition, the 1996 Option Plan provides that nonstatutory stock options may be granted to consultants of the Company or any of its subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. As of December 31, 1997, 109 employees were eligible to receive grants pursuant to the 1996 Option Plan. The 1996 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 800,000, subject to adjustment as provided in the 1996 Option Plan.

TERMS OF OPTIONS

        Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional terms and conditions:

        (a) Exercise of the Option. The Administrator determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Administrator and specified in the option agreement. Such form of consideration may vary for each option and may include cash, check, shares of the Company's Common Stock having a fair market value on the date of exercise equal to the exercise price (subject to certain limitations) or assignment of the proceeds of some or all of the shares being acquired upon exercise of the option.

        (b) Exercise Price. The exercise price of all incentive stock options granted under the 1996 Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all nonstatutory stock options granted under the 1996 Option Plan must be at least equal to the fair market value of the Common Stock on the date of grant for grants made to certain of the Company's executive officers and at least 85% of the fair market value of the Common Stock on the date of grant for all other persons. The exercise price of any option granted to an employee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company must equal at least 110% of the fair market value of the Common Stock on the date of grant. The fair market value per share is equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

        (c) Termination of Employment. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1996 Option Plan may be exercised not later than 30 days (or such other period of time not exceeding the date of expiration of the term of such option as set forth in the written option agreement) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

        (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within six months of termination (or such other period of time not exceeding the date of expiration of the term of such option as set forth in the written option agreement) and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised after the expiration of its term.

        (e) Death. Under the 1996 Option Plan, if an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding the date of expiration of the term of such option as set forth in the written option agreement) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three months after the date of death, but in no event may the option be exercised after its termination date.

        If an optionee should die within 30 days (or such other period of time not exceeding the date of expiration of the term of such option as set forth in the written option agreement) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death (or such other period of time, not exceeding the date of expiration of the term of such option as set forth in the written option agreement) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

        (f) Termination of Options. The 1996 Option Plan provides that options granted have the term provided in the option agreement. In general, these agreements provide for a term of between five and ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

        (g) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

        (h) Acceleration of Options. In the event of certain changes in control of the Company, the 1996 Option Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation; provided, however, that the Administrator may, in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option as to all or a portion of the stock subject thereto, including shares which would not otherwise be exercisable, in which case each option will be exercisable for 15 days from the date of notice of such determination, after which period the option would terminate if unexercised.

        (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Option Plan as may be determined by the Administrator.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        In the event any change, such as a stock split, reverse stock split, stock dividend, combination or reclassification, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1996 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator. The Administrator may declare that any option shall terminate as of a date fixed by the Administrator and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable.

AMENDMENT AND TERMINATION

        The Board of Directors may amend the 1996 Option Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1996 Option Plan that increases the number of shares subject to the 1996 Option Plan, changes the designation of the class of persons eligible to be granted options, changes the limitation on grants to employees or results in a change which would require stockholder approval to qualify options granted under the 1996 Option Plan as performance-based compensation under Section 162(m) of the Code, or results in any revision or amendment requiring stockholder approval in order to preserve the qualification of the 1996 Option Plan under Rule 16b-3. No action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1996 Option Plan. The 1996 Option Plan terminates in March 2006 (unless terminated at an earlier date by the Board of Directors), provided that any options then outstanding under the 1996 Option Plan will remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1996 OPTION PLAN

        The following is a brief summary of the United States federal income tax consequences of transactions under the 1996 Option Plan based on federal income tax laws in effect as of the date of this proxy statement (which laws could change at any time hereafter). This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 1996 Option Plan.

        Options granted under the 1996 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

        If an option granted under the 1996 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no regular tax liability upon its exercise, although the exercise of an incentive stock option may give rise to alternative minimum tax (see below). The Company will not be allowed a deduction for federal income tax purposes as result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current federal long-term capital gains rate is 28% if the shares are held for more than one year but not more than 18 months before disposition, and 20% if the shares are held more than 18 months before disposition. Capital losses are allowed in full against capital gains plus $3,000 of other income.

        All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date of exercise.

ALTERNATIVE MINIMUM TAX

        As noted above, the exercise of an incentive stock option may subject the optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. The AMT is calculated for federal tax purposes by applying a tax rate of 26% to alternative minimum taxable income up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above $175,000. Alternative minimum taxable income for federal tax purposes is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 for married individuals filing separately (with the exemption amounts phased out for upper-income taxpayers). AMT will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

        In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to a nonstatutory stock option, as described above. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Because the AMT rules are complex and their effects depend upon the personal circumstances of each taxpayer, an optionee should consult his or her own tax advisor prior to exercising an incentive stock option.

        If an optionee pays AMT, the amount of such AMT may be carried forward as a credit against any subsequent year's regular tax in excess of the AMT.

PAYMENTS IN RESPECT TO A CHANGE OF CONTROL

        The 1996 Option Plan authorizes the Administrator to accelerate the vesting of options in the event of the Company's merger with another corporation or sale of all or substantially all of its assets. Such acceleration or payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the participant's employer.

REQUIRED VOTE

        The approval of the amendment to the 1996 Option Plan that would increase the number of shares reserved for issuance thereunder by 1,000,000 shares of Common Stock to an aggregate of 2,000,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES TO AN AGGREGATE OF 2,000,000 SHARES.

                                 PROPOSAL NO. 3:
                              AMENDMENT OF THE 1991
                          EMPLOYEE STOCK PURCHASE PLAN

        At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the 1991 Employee Stock Purchase Plan (the "1991 Purchase Plan") that would increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares to an aggregate of 550,000 shares.

GENERAL

        The 1991 Purchase Plan was adopted by the Board of Directors in October 1991 and was approved by the Company's stockholders in January 1992. Originally, 100,000 shares of Common Stock were reserved for issuance under the 1991 Purchase Plan. In May 1995, the Company's stockholders approved an amendment to the 1991 Purchase Plan increasing the number of shares reserved for issuance thereunder by 200,000 shares to an aggregate of 300,000 shares. On March 24, 1998, the Board of Directors further amended the 1991 Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares, to an aggregate of 550,000 shares.

        The 1991 Purchase Plan is implemented with consecutive six-month offering periods beginning on the first day on which the Nasdaq National Market and national stock exchanges are open for trading in May and November of each year. The Board of Directors may change the duration of offering periods by announcement at least 15 days prior to the start of the first offering period to be affected.

        As of December 31, 1997, 200,953 shares of Common Stock had been purchased pursuant to the 1991 Purchase Plan and 99,047 shares remained available for purchase (not including the additional 250,000 shares reserved by the Board of Directors, for which stockholder approval is being requested). The Company believes that the increase in shares reserved for issuance under the 1991 Purchase Plan is necessary due to increasing subscription levels under the 1991 Purchase Plan by the Company's employees.

        During the year ended December 31, 1997, (i) 14,823 shares of Common Stock were purchased pursuant to the 1991 Purchase Plan by the current executive officers as a group (four persons); (ii) no shares of Common Stock were purchased pursuant to the 1991 Purchase Plan by the current directors who are not executive officers, as a group (five persons), and (iii) 79,210 shares of Common Stock were purchased pursuant to the 1991 Purchase Plan by all employees, including current officers who are not executive officers, as a group (48 persons).

        The Board of Directors believes that in order to attract and retain highly qualified employees and to provide such employees with adequate incentive through their proprietary interest in the Company, it is necessary to amend the 1991 Purchase Plan to reserve the additional 250,000 shares of Common Stock for issuance thereunder.

PURPOSE

        The purposes of the 1991 Purchase Plan are to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions, to attract and retain qualified personnel, to provide additional incentive to the employees of the Company and to promote the success of the Company's business.

ADMINISTRATION

        The 1991 Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. At the present time, the 1991 Purchase Plan is being administered by the Board of Directors. All questions of interpretation or application of the 1991 Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants.

ELIGIBILITY AND PARTICIPATION

        Employees who are employed for at least 20 hours per week and five months per calendar year with the Company (including subsidiaries of the Company approved by the Board of Directors) are eligible to participate in the 1991 Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the 1991 Purchase Plan. As of December 31, 1997, a total of approximately 109 employees were eligible for participation in the 1991 Purchase Plan. Eligible employees become participants in the 1991 Purchase Plan by filing with the payroll office of the Company a subscription agreement authorizing payroll deductions at least five business days prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board of Directors.

TERMS

        (a) Grant and Exercise of Option. At the beginning of an offering period, each participant is granted an option to purchase that number of shares equal to up to ten percent of the participant's aggregate compensation which the participant receives on each pay day during the offering period divided by the lower of 85% of the fair market value of a share of the Company's Common Stock
(i) at the beginning of the offering period or (ii) at the end of the offering period, subject to the limitations set forth below. In no event may an employee be granted an option under the 1991 Purchase Plan (i) if, immediately after the grant, such employee would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares that would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares under the 1991 Purchase Plan. Unless an employee withdraws his or her participation in the 1991 Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee's option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to the option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

        (b) Purchase Price. The purchase price per share at which shares are sold to participating employees under the 1991 Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted at the commencement of the offering period, and (ii) 85% of the fair market value per share of the Common Stock at the time the option is exercised on the last day of the offering period. The fair market value of the Common Stock on a given date shall be the closing price of the Common Stock for such date, as reported on the Nasdaq National Market.

        (c) Payroll Deductions. The purchase price of the shares to be acquired under the 1991 Purchase Plan is accumulated by payroll deductions over the six-month offering period. The deductions may not be more than ten percent of a participant's aggregate compensation during the offering period. A participant may discontinue or may decrease his or her participation in the 1991 Purchase Plan or may increase or decrease his or her rate of payroll deductions at any time during the offering period. The Board of Directors is authorized to limit the number of participation rate changes during any offering period; provided, however, that a participant's payroll deduction may be decreased to 0% at any time during any offering period that is scheduled to end during a calendar year if the aggregate of all payroll deductions that were previously used to purchase stock under the 1991 Purchase Plan in a prior offering period which ended during that calendar year plus all payroll deductions accumulated with respect to the current offering period equal $21,250 (85% of $25,000, which is the maximum amount of stock that can be purchased under the plan in any calendar year). Payroll deductions for a participant shall commence on the first payroll following ten business days after the Company's receipt of the new subscription agreement and shall continue until his or her participation is terminated as provided in the 1991 Purchase Plan. No interest accrues on the payroll deductions of a participant in the 1991 Purchase Plan.

        (d) Termination of Employment. In the event an employee fails to remain an employee of the Company for at least 20 hours per week during the applicable offering period for any reason, including retirement or death, the participant will be deemed to have withdrawn from the 1991 Purchase Plan and the participant's option will be terminated. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to him or her or, in the case of death, to the person or persons entitled thereto, as provided in the 1991 Purchase Plan.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

        In the event any change is made in the Company's capitalization during an offering period, such as a stock split or stock dividend, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the 1991 Purchase Plan; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected "without receipt of consideration."

AMENDMENT AND TERMINATION

        The Board of Directors may at any time amend or terminate the 1991 Purchase Plan, but no amendment or termination shall be made that would impair the rights of any participant under any grant theretofore made, without his or her consent; provided, however, that an offering period may be terminated if the Board of Directors determines that the termination of the 1991 Purchase Plan is in the best interest of the Company. In addition, the Company shall obtain stockholder approval of any amendment to the 1991 Purchase Plan in such a manner and to the extent necessary to comply with Rule 16b-3 under the Exchange Act and/or Section 423 of the Code (or any other applicable law or regulation). In any event, the 1991 Purchase Plan will terminate in October 2001.

        The Board of Directors or its committee may at any time, without stockholder consent and without regard to whether any participant rights may be adversely affected, establish limitations or procedures as the Board of Directors or its committee determines advisable; provided, however, that such limitations or procedures are consistent with the 1991 Purchase Plan.

FEDERAL INCOME TAX ASPECTS OF THE 1991 PURCHASE PLAN

        The following is a brief summary of the United States federal income tax consequences of transactions under the 1991 Purchase Plan based on federal income tax laws in effect as of the date of this proxy statement (which laws could change at any time hereafter). This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all participants to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercises, under the 1991 Purchase Plan.

        The 1991 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon how long the participant has held the shares. If the shares have been held by the participant for more than two years after the date of option grant and one year after the date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain, taxed at a rate of 28% if the shares are held for more than one year but not more than 18 months after the date of purchase, and 20% if the shares are held more than 18 months after the date of purchase. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on whether or not the shares are disposed of more than one year after the date of purchase. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding periods described above.

REQUIRED VOTE

        The approval of the amendment of the 1991 Purchase Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 1991 PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES TO AN AGGREGATE OF 550,000 SHARES.

                                 PROPOSAL NO. 4:
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed KPMG Peat Marwick, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

        KPMG Peat Marwick has audited the Company's financial statements annually since its inception. Representatives of KPMG Peat Marwick are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                    COMMON STOCK OWNERSHIP
                         OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock as of December 31, 1997 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 20, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each of the named individuals is c/o InnerDyne, Inc., 1244 Reamwood Avenue, Sunnyvale, CA 94089.

                                                                        SHARES BENEFICIALLY OWNED(1)
                                                                        ----------------------------
                                                                                       PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER                                 NUMBER    OF TOTAL
        ------------------------------------                                 ------    --------
        Entities affiliated with Burr, Egan, Deleage & Co. (2)...........   2,126,067    9.8%
           One Embarcadero Center, Suite 4050
           San Francisco, CA 94111
        Perkins Capital Management, Inc. (3).............................   1,727,700    7.9%
           730 East Lake Street
           Wayzata, MN 55391-1769
        Entities affiliated with Chancellor LGT Asset Management, Inc....   1,567,500    7.2%
           1166 Avenue of the Americas
           New York, NY 10036
        Trimark Financial Corporation (4)................................   1,418,716    6.5%
           One First Canadian Place, Suite 5600
           P.O. Box 487
           Toronto, Ontario
           Canada  M5X 1E5
        Montgomery Medical Ventures II, L.P..............................   1,303,918    6.0%
           600 Montgomery Street
           San Francisco, CA 94111
        Pathfinder Venture Capital Fund III, L.P.........................   1,279,765    5.9%
           3000 Sand Hill Road
           Building 3, Suite 255
           Menlo Park, CA 94025
        Edward W. Benecke (5)............................................      24,249    *
        Robert M. Curtis (6).............................................      72,000    *
        Eugene J. Fischer (7)............................................   1,302,263    *
        Daniel J. Genter (8).............................................     125,276    *
        William G. Mavity (9)............................................     522,812    2.4%
        Guy P. Nohra (10)................................................   2,152,067    9.9%
        Michael J. Orth (11).............................................      90,802    *
        Robert A. Stern (12).............................................     115,935    *
        Steven N. Weiss (13).............................................   1,313,918    6.0%
        All directors and executive officers as a group (9 persons) (14).   5,719,322   25.2%

-----------

 *      Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such option but are not outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percent of total calculated based on 21,740,896 shares outstanding as of December 31, 1997.

(2) Includes 1,798,054 shares held by ALTA IV Limited Partnership and 328,013 shares held by C.V. Sofinnova Partners Five.

(3) Consists of 533,100 shares with sole voting power and 1,727,700 shares with sole dispositive power.

(4) Includes 1,418,716 shares held by certain Trimark mutual funds for which Trimark Investment Management Inc. ("TIMI") acts as an investment adviser and manager. Trimark Financial Corporation owns 100% of the voting equity securities of TIMI.

(5) Includes 24,249 shares subject to options exercisable within 60 days of December 31, 1997.

(6) Includes 72,000 shares subject to options exercisable within 60 days of December 31, 1997.

(7) Includes 1,279,765 shares held by Pathfinder Venture Capital Fund III, L.P., of which Mr. Fischer is a general partner. He may be deemed to be a beneficial owner of such shares because of his position as a general partner of such partnership. Mr. Fischer disclaims beneficial ownership of such shares except to the extent of his proportionate partnership interest therein. Also includes 22,000 shares subject to options exercisable within 60 days of December 31, 1997.

(8) Includes 119,999 shares subject to options exercisable within 60 days of December 31, 1997.

(9) Includes 499,540 shares subject to options exercisable within 60 days of December 31, 1997.

(10) Includes 1,798,054 shares held by ALTA IV Limited Partnership and 328,013 shares held by C.V. Sofinnova Partners Five. These funds are affiliated with Burr, Egan, Deleage & Co., of which Mr. Nohra is a Vice President. Mr. Nohra disclaims beneficial ownership of such shares. Also includes 26,000 shares subject to options exercisable within 60 days of December 31, 1997.

(11) Includes 89,997 shares subject to options exercisable within 60 days of December 31, 1997.

(12) Includes 110,935 shares subject to options exercisable within 60 days of December 31, 1997.

(13) Includes 1,303,918 shares held by Montgomery Medical Ventures II, L.P., of which Mr. Weiss is a general partner of the general partner of such entity. He disclaims beneficial ownership of such shares, except to the extent of his proportionate partnership interest therein.

(14) Includes 964,720 shares subject to options exercisable within 60 days December 31, 1997 held by all executive officers and directors of the Company.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the performance graph on page 19 shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION POLICIES

        The compensation of the Chief Executive Officer and the management employees who report to the Chief Executive Officer is established and periodically reviewed by the Board of Directors. The Board of Directors establishes executive compensation to be competitive with that of comparable companies in order to help motivate and retain the talent, leadership skills and experience needed to help successfully guide the Company, and to provide a strong incentive for key personnel to achieve the Company's financial, product development and sales and marketing objectives.

        The Company's salary levels are determined by comparisons with companies with similar characteristics in the medical device industry. Salary increases are determined based on the individual performance of the executive, the performance of the Company, any change in the responsibilities of the executive and comparisons to industry compensation data. Compensation consists of base salary, bonus and stock options

        Bonuses for the Chief Executive Officer are determined each year by the Compensation Committee. Bonuses for other executive employees are based on recommendations made by the Chief Executive Officer to the Compensation Committee. All bonus considerations are based on individual performance, Company performance and, if applicable, changes in responsibility.

        The Company uses stock options as an important part of the compensation of its executive employees. The Company has used stock options to keep salaries and bonuses at relatively modest levels. All employee stock options are granted pursuant to one of the Company's stock option plans. The Company makes stock option grants periodically at no less than 100% of the market price of the Company's Common Stock on the day prior to the date of the grant.

        The Company has entered into "change of control" arrangements with William G. Mavity, Daniel J. Genter, Michael J. Orth and Robert A. Stern and has entered into severance arrangements with William G. Mavity and Robert A. Stern. See "Compensation of Executive Officers - Employment Agreements."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        The compensation of William G. Mavity, President and Chief Executive Officer, consists of base salary, an annual bonus, stock options and an auto allowance.

        The Compensation Committee of the Board of Directors is responsible for reviewing Mr. Mavity's compensation by examining his performance in comparison with the achievement of the Company's financial, business and other goals, and giving consideration to his length of service and to competitive chief executive officer compensation information.

        Mr. Mavity has served as the Company's President and Chief Executive Officer since October 1993. Mr. Mavity's base salary from January 1, 1997 through October 5, 1997 was $247,500 per year. Effective October 6, 1997, Mr. Mavity's base salary was increased to $262,500 per year. The Compensation Committee believes that this increase was appropriate in light of Mr. Mavity's personal performance, the performance of the Company and comparable base salary information for similarly situated chief executive officers.

        For 1998, Mr. Mavity is eligible to receive a cash bonus of up to 25% of his base salary, with the specific bonus amount being determined by measurement against performance milestones established by the Compensation Committee of the Board. Based on Mr. Mavity's personal performance in 1997 and measurement against milestones, in February 1998, the Compensation Committee awarded Mr. Mavity a bonus of $55,000.

        Mr. Mavity's compensation is also structured to provide a long-term focus on the Company's operating performance through the grant of stock options. In September 1997, Mr. Mavity was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $2.875 per share, with vesting over a four-year period.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million, and the Compensation Committee believes that options granted under the Company's 1996 Stock Option Plan will meet the requirements for qualifying as performance-based compensation, the Compensation Committee believes that this section will not affect the tax deductions available to the Company. It will be the Compensation Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                        COMPENSATION COMMITTEE

                                        Robert M. Curtis
                                        Guy P. Nohra
                                        Steven N. Weiss


                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

        See "Proposal No. 1: Election of Directors - Compensation of Directors" for a discussion of certain information with respect to directors serving on the Compensation Committee.

        The members of the Compensation Committee of the Board of Directors are Robert M. Curtis, Guy P. Nohra and Steven N. Weiss. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                PERFORMANCE GRAPH

        The following graph summarizes cumulative total stockholder return data (assuming reinvestment of dividends) for the five-year period beginning December 31, 1992. The graph assumes that $100 was invested on December 31, 1992: (i) in the Common Stock of InnerDyne, (ii) in the Nasdaq Market Index (provided by Media General Financial Services, Inc.) and (iii) in the MG Medical Instruments and Supplies Index (also provided by Media General Financial Services, Inc.). The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                                     [GRAPH]


                                           12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
-----------------------------------------------------------------------------------------------------
InnerDyne, Inc. Common Stock                 100       32.00     60.00     44.00     52.00     43.00
-----------------------------------------------------------------------------------------------------
Nasdaq Market Index                          100       84.65     93.05    150.15    157.54    186.78
-----------------------------------------------------------------------------------------------------
MG Medical Instruments and Supplies Index    100      119.95    125.94    163.35    202.99    248.30
-----------------------------------------------------------------------------------------------------


                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth the compensation paid by the Company for each of the three years ended December 31, 1997, 1996 and 1995, to the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 for 1997. The Company had only three executive officers other than the Chief Executive Officer in 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                              ANNUAL COMPENSATION                COMPENSATION
                                  ---------------------------------------------  ------------
                                                                                  SECURITIES   ALL OTHER
                                                                 OTHER ANNUAL     UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR  SALARY($)  BONUS($)(1)  COMPENSATION($)   OPTIONS(#)     ($)(2)
---------------------------       ----  ---------  -----------  ---------------   ----------     ------
William G. Mavity(3)...........   1997  $250,673    $45,000         $7,200         100,000        $46
  President and Chief             1996   230,608     45,000          2,957         225,000         22
  Executive Officer               1995   193,846     20,000        100,775               0         34

Robert A. Stern(4).............   1997   148,385     15,000              0          25,000         46
  Vice President and Chief        1996   135,692          0         26,083         200,000         22
  Financial Officer

Daniel J. Genter(5)............   1997   165,262     30,439          6,642          45,000         46
  Senior Vice President           1996   116,923     30,000         22,979         225,000         16
  of Sales and Marketing

Michael J. Orth(6).............   1997   129,306     50,500              0         100,000         46
  Vice President of Research      1996   118,750          0              0          25,000         20
  and Development                 1995    91,773          0              0         100,000         20

-----------

(1) 1997 bonuses were paid in 1998 to executive officers based upon performance in 1997. 1996 bonuses were paid in 1997 based upon performance in 1996. 1995 bonuses were paid in 1996 based upon performance in 1995.

(2) Reflects the cost of insurance premiums paid by the Company for term life insurance under the Company's group life insurance employee benefit.

(3) Mr. Mavity has a severance arrangement with the Company pursuant to which he is entitled to the equivalent of one year's salary in the event his employment is terminated without cause. He also has a "change of control" arrangement with the Company. See "Employment Agreements." Other Annual Compensation for 1996 and 1997 consists of lease costs for an automobile provided for Mr. Mavity's use. Other Annual Compensation for 1995 consists of amounts paid by the Company related to temporary housing and relocation for Mr. Mavity, in addition to lease costs for an automobile provided for Mr. Mavity's use.

(4) Mr. Stern commenced employment with the Company in January 1996. Mr. Stern has a severance arrangement with the Company pursuant to which he is entitled to the equivalent of six months' salary in the event his employment is terminated without cause. He also has a "change of control" arrangement with the Company. See "Employment Agreements." Other Annual Compensation for Mr. Stern for 1996 consists of amounts paid by the Company related to his relocation to California.

(5) Mr. Genter commenced employment with the Company in April 1996. He has a "change of control" arrangement with the Company. See "Employment Agreements." Other Annual Compensation for 1997 consists of an automobile allowance provided to Mr. Genter. Other Annual Compensation for Mr. Genter in 1996 consists of amounts paid by the Company related to his relocation to California, in addition to an automobile allowance provided to Mr. Genter.

(6) Mr. Orth commenced employment with the Company in March 1995. He also has a "change of control" arrangement with the Company. See "Employment Agreements."

                       STOCK OPTION GRANTS IN FISCAL 1997

        The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to grants of options to purchase Common Stock of the Company made in 1997 and the value of all options held by such executive officers on December 31, 1997.

                                                      INDIVIDUAL GRANTS
                         ---------------------------------------------------------------------------------
                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                           NUMBER OF       PERCENT OF                               ANNUAL RATES OF STOCK
                           SECURITIES     TOTAL OPTIONS                             PRICE APPRECIATION FOR
                           UNDERLYING       GRANTED TO      EXERCISE                   OPTION TERM (2)
                         OPTIONS GRANTED   EMPLOYEES IN      PRICE       EXPIRATION ----------------------
NAME                        (SHARES)      FISCAL YEAR(1)  ($ PER SHARE)     DATE       5%($)    10%($)
                         ---------------  --------------  -------------  ----------   -------  --------
William G. Mavity .....      100,000          14.7%          $2.8750       9/9/02     $79,431  $175,522
Robert A. Stern .......       25,000           3.7%          $3.5625      1/21/02     $24,606   $54,374
Daniel J. Genter ......       25,000           3.7%          $2.6250      3/25/02     $18,131   $40,065
                              20,000           2.9%          $2.7500      6/13/02     $15,195   $33,578
Michael J. Orth .......       60,000           8.8%          $2.6250      3/25/02     $43,514   $96,155
                              40,000           5.9%          $2.7500      6/13/02     $30,391   $67,156

-----------

(1) The Company granted options to employees to purchase an aggregate of 682,000 shares of Common Stock during 1997.

(2) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual realized gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to exercises in 1997 of options to purchase Common Stock of the Company.

                                                              NUMBER OF SECURITIES
                          SHARES                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                         ACQUIRED                              OPTIONS AT FISCAL             IN-THE-MONEY OPTIONS
                            ON                                    YEAR-END(#)               AT FISCAL YEAR-END ($)
NAME                    EXERCISE(#)  VALUE REALIZED($)(1)  (EXERCISABLE/UNEXERCISABLE)  (EXERCISABLE/UNEXERCISABLE)(1)
----                    -----------  --------------------  ---------------------------  ------------------------------
William G. Mavity....       0               0                    478,698/337,968               $335,674/$173,179
Robert A. Stern......       0               0                     95,832/129,168                     $0/$0
Daniel J. Genter.....       0               0                    110,831/159,169                     $0/$1,563
Michael J. Orth ....        0               0                     83,330/141,670                     $0/$3,750

-----------

(1) Value calculated by determining the difference between the fair market value of underlying securities at exercise date (for value realized) or year-end (for value at year-end), and the exercise price. The closing price of the Company's Common Stock on December 31, 1997 was $2.6875 per share.

                              EMPLOYMENT AGREEMENTS

        William G. Mavity and Robert A. Stern, officers of the Company, have employment agreements with the Company pursuant to which they are entitled to the equivalent of one year's and six months' salary, respectively, in the event of termination of employment without cause.

        The Company has adopted certain "change of control" arrangements with William G. Mavity, Robert A. Stern, Michael J. Orth and Daniel J. Genter pursuant to which all options granted to such executive officers to purchase the Company's Common Stock shall immediately vest in the event that such officer's employment is involuntary terminated without cause within a specified period of time following a change of control. Mr. Mavity's change of control agreement terminates upon the earlier of (i) the date that all obligations of the parties under the agreement have been satisfied or (ii) two years after a change of control. Mr. Stern's, Mr. Genter's and Mr. Orth's change of control agreements terminate upon the earlier of (i) the date that all obligations of the parties under the agreements have been satisfied or (ii) one year after a change of control. Events constituting a change of control include (i) any person acquiring 50% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board, (ii) any merger, sale of assets or liquidation of the Company in which the Company's outstanding voting securities prior to the transaction cease to represent at least 50% of the total voting power represented by the voting securities of the Company or of the surviving entity after the transaction or (iii) replacing a majority of the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Medical Contracts Associates ("MCA"), an entity of which Edward W. Benecke is President, has been retained by the Company to assist in the procurement and servicing of contracts with group purchasing organizations. Under the arrangement, the Company pays MCA $10,000 per quarter plus an additional amount for certain contracts entered into with the assistance of MCA. The Company paid MCA an aggregate of $40,000 in 1997. As of December 31, 1997, the Company owed no money to MCA. See "Proposal No. 1: Election of Directors -- Compensation of Directors." Mr. Curtis has a consulting agreement with the Company which was inactive during 1996 and 1997 and has remained so to date in 1998. The Company did not pay any consulting fees to Mr. Curtis in 1997. See "Proposal No. 1: Election of Directors -- Compensation of Directors."

        See "Compensation of Executive Officers - Employment Agreements" for a description of certain severance and change of control arrangements between the Company and William G. Mavity, Robert A. Stern, Michael J. Orth and Daniel J. Genter, officers of the Company.

        Certain of the Company's stockholders have rights to require the Company to register shares of the Company's Common Stock from time to time pursuant to the Securities Act of 1933, as amended.

        The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

        The Company has entered into indemnification agreements with each of its directors and executive officers which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific filing deadlines for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 1997. To the best of the

Company's knowledge, all of these filing requirements have been satisfied. In making this statement, the Company has relied solely on its review of copies of such reports received by the Company and on written representations of its directors and executive officers and any ten percent holders that no other reports were required.

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/  CRAIG W. JOHNSON
                                       --------------------------------------
                                       Craig W. Johnson
                                       Secretary

Dated: April 17, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                INNERDYNE, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of InnerDyne, Inc., a Delaware corporation ("InnerDyne"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 1998, and hereby appoints William G. Mavity and Robert A. Stern, and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated on the reverse, all the stock of InnerDyne that the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of INNERDYNE, INC. to be held on May 22, 1998, and at any postponement or adjournment thereof, as follows:

     If no direction is made, this proxy will be voted FOR each of the proposals being presented to stockholders at the annual meeting. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee to the Board of Directors, it shall be deemed to grant such authority.

              CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE

     Please mark your
     votes as in this
[X]  example.

                FOR all nominees     WITHHOLD authority to      Nominees: Edward W. Benecke
                 listed at right     vote for all nominees                Robert M. Curtis
              (except as indicated)     listed at                         Eugene J. Fischer
              (except as indicated)     listed at                         William G. Mavity
                                                                          Guy P. Nohra
1.  ELECTION OF                                                           Steven N. Weiss
    DIRECTORS        [ ]                   [ ]

If you wish to withhold authority to vote for any individual nominee, write that nominee's name on the line below.

________________________________________________

2.  PROPOSAL TO AUTHORIZE AN AMENDMENT TO              FOR     AGAINST   ABSTAIN
    THE COMPANY'S 1996 STOCK OPTION PLAN TO
    INCREASE THE NUMBER OF SHARES OF COMMON            [ ]       [ ]       [ ]
    STOCK RESERVED FOR ISSUANCE THEREUNDER
    BY 1,000,000 SHARES TO AN AGGREGATE OF
    2,000,000 SHARES.

3.  PROPOSAL TO AUTHORIZE AN AMENDMENT TO THE
    COMPANY'S 1998 EMPLOYEE STOCK PURCHASE
    PLAN TO INCREASE THE NUMBER OF SHARES OF           [ ]       [ ]       [ ]
    COMMON STOCK RESERVED FOR ISSUANCE
    THEREUNDER BY 250,000 SHARES TO AN AGGREGATE
    OF 550,000 SHARES.

4.  PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG
    PEAT MARWICK AS THE INDEPENDENT AUDITORS OF
    INNERDYNE FOR THE FISCAL YEAR ENDING               [ ]       [ ]       [ ]
    DECEMBER 31, 1998.


and in their discretion, the proxies are authorized to vote on such other matter or matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

SIGNATURE ___________________ SIGNATURE ___________________ Dated _______ , 1998

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.